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Exhibit 15.1

KPMG Auditores Independentes Av. Almirante Barroso, 52 - 4º 20031-000 - Rio de Janeiro, RJ - Brasil Caixa Postal 2888 20001-970 - Rio de Janeiro, RJ - Brasil	Central Tel 55 (21) 3515-9400 Fax 55 (21) 3515-9000 Internet www.kpmg.com.br

To
Petróleo Brasileiro S.A.—Petrobras

Rio de Janeiro, Brazil

August 24, 2010

With respect to the registration statement on Form F-3 (333-163665), we acknowledge our awareness of the incorporation by reference therein of our report dated August 24, 2010, related to our review of interim financial information of Petróleo Brasileiro S.A.—Petrobras.

Pursuant to Rule 436 under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes

KPMG Auditores Independentes

Rio de Janeiro, Brazil

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International Cooperative (“KPMG International”), uma entidade suíça.

KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.